UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 9, 2007.

LIFE PARTNERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State of incorporation)
0-7900 (Commission File Number)	74-2962475 (I.R.S. Employer ID no.)

204 Woodhew Waco, Texas (Address of Principal Executive Offices)	76712 (Zip Code)

Issuer’s telephone number, including area code: 254-751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 9, 2007, Life Partners Holdings, Inc. (“Life Partners”) issued a press release announcing an arbitration award of $550,000 in its favor against a former investment banker, FTI Capital Advisors, LLC. The former investment banker had sought compensation for the formation of a limited partnership that was never funded and never transacted any business. Life Partners successfully claimed a refund of fees paid, but not earned.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 10, 2007

Life Partners Holdings, Inc.

By: /s/ Nina Piper
Nina Piper
Principal Accounting Officer

EXHIBIT INDEX

DESCRIPTION OF EXHIBIT

Number	Description	Page
99.1	Press release dated April 9, 2007	4